Exhibit 99.3

LivingSocial Korea, Inc.
Unaudited Condensed Consolidated Financial Statements
For the nine months ended
September 30, 2013 and 2012

LivingSocial Korea, Inc.
Index
For the nine months ended September 30, 2013 and 2012
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Unaudited Condensed Consolidated Financial Statements	Page(s)
Unaudited Condensed Consolidated Balance Sheets	1
Unaudited Condensed Consolidated Statements of Operations	2
Unaudited Condensed Consolidated Statements of Comprehensive Loss	3
Unaudited Condensed Consolidated Statements of Cash Flows	4
Notes to Unaudited Condensed Consolidated Financial Statements	5-12

LivingSocial Korea, Inc.
Unaudited Condensed Consolidated Balance Sheets
As of September 30, 2013 and December 31, 2012
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(in thousands, except unit data)	As of	As of
	September 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$15,133	$11,109
Accounts receivable, net	12,322	12,188
Other current assets	5,021	2,535
Total current assets	32,476	25,832
Property and equipment, net	5,976	5,182
Intangible assets, net	40,960	52,359
Other noncurrent assets	1,435	3,030
Goodwill	50,685	50,557
Total assets	$131,532	$136,960

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable	$8,105	$5,256
Merchants payable	66,153	44,219
Accrued expenses	15,120	29,750
Due to related parties	16,920	21,886
Other current liabilities	807	472
Total current liabilities	107,105	101,583
Other noncurrent liabilities	5,069	3,857
Total liabilities	112,174	105,440

Commitments and contingencies (Note 9)

Stockholder's equity
Share capital (1,413,593 units (₩5,000 par value) outstanding at September 30, 2013 and December 31, 2012)	288,475	276,113
Accumulated deficit	(169,159)	(128,989)
Investment of shares in Parent, at cost	(99,403)	(115,439)
Accumulated other comprehensive loss	(555)	(165)
Total stockholder's equity	19,358	31,520
Total liabilities and stockholder's equity	$131,532	$136,960

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

LivingSocial Korea, Inc.
Unaudited Condensed Consolidated Statements of Operations
Nine Months Ended September 30, 2013 and 2012
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(in thousands)	Nine Months Ended
	September 30,
	2013	2012

Revenue
Deals	$77,398	$48,524
Products	1,638	2,297
Other	2,029	1,065
Total revenue	81,065	51,886
Operating expenses
Costs of revenue (exclusive of depreciation and amortization)	20,187	18,596
Costs of goods sold (exclusive of depreciation and amortization)	1,145	1,247
Marketing expenses	13,567	14,866
Selling, general and administrative expenses	72,230	73,949
Depreciation and amortization	13,470	30,081
Total operating expenses	120,599	138,739
Operating loss	(39,534)	(86,853)
Interest expense, net	(870)	(1,072)
Other income, net	234	1,530
Net loss from continuing operations before benefit from income taxes	(40,170)	(86,395)
Benefit from income taxes	—	(8,273)
Net loss	$(40,170)	$(78,122)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

LivingSocial Korea, Inc.
Unaudited Condensed Consolidated Statements of Comprehensive Loss
For the nine months ended September 30, 2013 and 2012
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(in thousands)	Nine Months Ended
	September 30,
	2013	2012

Net loss	$(40,170)	$(78,122)
Other comprehensive income (loss)
Foreign currency translation adjustments	(555)	3,102
Comprehensive loss	$(40,725)	$(75,020)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

LivingSocial Korea, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2013 and 2012
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(in thousands)	Nine Months Ended
	September 30,
	2013	2012

Operating activities
Net cash provided by operating activities	$10,607	$(209)

Investing activities
Purchases of property and equipment and capitalized software	(2,175)	(2,664)
Cash received from sale of business and assets	318	—
Acquisitions of businesses, net of acquired cash	—	608
Change in restricted cash	—	401
Net cash used in investing activities	(1,857)	(1,655)

Financing activities
Net proceeds (repayments) on parent working capital loan	(4,966)	7,303
Payment to acquire remaining shares of noncontrolling interest	—	(400)
Payment of deferred consideration	—	(425)
Net cash provided by (used in) financing activities	(4,966)	6,478

Effect of exchange rate changes on cash and cash equivalents	240	992
Net increase in cash and cash equivalents	4,024	5,606

Cash and cash equivalents
Beginning of period	11,109	6,044
End of period	$15,133	$11,650

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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1.    Summary of Business
LivingSocial Korea, Inc. ("LivingSocial-Korea" or the "Company"), through its wholly-owned subsidiary Ticket Monster Inc. ("TicketMonster") is a provider of e-commerce deals, primarily in the Republic of Korea.
The Company's business consists of "Deals," "Products" and other offerings. The Company uses email, the Internet, mobile devices, social networks and other forms of media to promote its offerings. Deals represent discounted goods and services offered to the Company’s subscribers on behalf of its merchant partners, who are responsible for providing the product or service to the consumer. Products represent tangible goods sold directly to subscribers, where the Company is the primary obligor.
The Company was established by LivingSocial, Inc. ("LivingSocial" or the "Parent") on July 1, 2011 solely to acquire and hold the assets of TicketMonster (see Note 3).
Liquidity and Capital Resources
Since its inception in 2011, the Company has incurred significant losses from operations. As of September 30, 2013, the Company had cash and cash equivalents of $15.1 million and a working capital deficit of $74.6 million. Since its inception, the Company has relied on its Parent for funding its working capital requirements. In November 2013, the Parent entered into an agreement to sell the Company to Groupon, Inc.; the sale is expected to close in January 2014.
The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The propriety of using the going concern basis is dependent upon, among other things, the achievement of future profitable operations and the ability to generate sufficient cash from operations and potential other funding sources to meet the Company's obligations as they become due. The Company's operating assumptions and projections reflect management's best estimates of future operating activity; however, these assumptions and projections are subject to risks and uncertainties. The ability to generate cash flow from operations in the future will be subject to general economic, financial, competitive, and other factors, many of which are beyond the Company's control. Management believes the going concern basis is appropriate for the accompanying unaudited condensed consolidated financial statements based on its current operating plan into 2014. In addition, management has the intent and ability to take additional actions to continue as a going concern.
2.    Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The Company has prepared the unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for interim financial information and consistent with Article 10 of Regulation S-X. The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its majority owned and controlled subsidiaries. All intercompany transactions and balances between the Company and its subsidiaries have been eliminated, and net income not attributable to the Company has been allocated to noncontrolling interests when material.
The accompanying unaudited condensed consolidated financial statements include all of the relevant assets, liabilities, revenues and expenses attributable to LivingSocial-Korea's operations. These financial statements do not include any corporate assets or liabilities of LivingSocial which cannot be specifically identifiable to LivingSocial-Korea. LivingSocial allocates certain general and administrative costs of the corporate function to the Company. These services include finance and accounting, executive office, compensation and benefits management, insurance, legal, tax planning and audit, and treasury, and are allocated using methods based on benefits provided to the Company.

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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In the opinion of management, the unaudited condensed consolidated financial statements reflect all normal recurring adjustments that the Company considers necessary for the fair statement of its results of operations and cash flows for the interim periods covered and of the financial position of the Company at the date of the interim unaudited condensed consolidated balance sheet. The year-end condensed consolidated balance sheet at December 31, 2012 was derived from audited consolidated financial statements, but does not include all disclosures required by U.S. GAAP.  The operating results for interim periods are not necessarily indicative of the operating results for the entire year. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.
Foreign Currency
The Company's functional and reporting currency is the United States dollar. The functional currencies of the Company's wholly owned subsidiaries are their local currencies. Assets and liabilities of the Company's foreign subsidiaries are translated into United States dollars based on exchange rates at the end of the reporting period. Income and expense items are translated at the average exchange rates prevailing during the reporting period. Translation adjustments for subsidiaries that have not been sold, substantially liquidated or otherwise disposed of, are accumulated in other comprehensive income (loss), a component of stockholder's equity. Foreign currency translation adjustments are the sole component of accumulated other comprehensive income (loss) at September 30, 2013 and December 31, 2012. Foreign currency transaction gains and losses, excluding gains and losses on intercompany balances where there is no current intent to settle such amounts in the foreseeable future, are included in the determination of net loss, and were approximately $0.6 million in net losses and $1.1 million in net gains for the nine months ended September 30, 2013 and 2012, respectively.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. In the accompanying unaudited condensed consolidated financial statements, estimates are used for, but not limited to, stock-based compensation, allowance for doubtful accounts, income taxes, acquired goodwill and intangible assets and their useful lives, recoverability of goodwill and other long-lived assets, refunds, contra revenue, loyalty rewards, contingent liabilities, corporate expense allocations, and the depreciable lives of fixed assets. Actual results could differ materially from those estimates.
Restricted Cash
The Company's restricted cash balances as of September 30, 2013 and December 31, 2012 were $0.1 million, related primarily to letters of credit for facility leases and other collateral related to payment processing. Restricted cash is included in "Other noncurrent assets" in the accompanying unaudited condensed consolidated balance sheets.
Comprehensive Income (Loss) and Accumulated Other Comprehensive Income (Loss)
Comprehensive income (loss) includes the total of the Company's net income (loss) and all other changes in equity other than transactions with owners, including changes in equity for cumulative translation adjustments resulting from the consolidation of foreign subsidiaries that use their local currency as the functional currency. Effective January 1, 2012, the Company adopted ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05). As a result, the Company now presents a separate statement of comprehensive income (loss). The adoption of ASU 2011-05 did not affect the Company's consolidated results of operations, financial position, or liquidity.
Revenue Recognition
The Company recognizes revenue principally from (i) Deals, (ii) Products and (iii) other service offerings.  Revenue is recognized when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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selling price is fixed or determinable; and collectability is reasonably assured. Any cash payments received from revenue transactions are recorded as deferred revenue until all of the criteria have been met. The Company's deferred revenue balances include amounts from all types of revenue sources. Deferred revenue was $0.04 million and $0.1 million as of September 30, 2013 and December 31, 2012, respectively, and is included in "Other current liabilities" in the accompanying unaudited condensed consolidated balance sheets.
Deals
For Deals, the customer is the merchant. The revenue recognition criteria are met when the Company has fulfilled its obligations to the merchant typically by electronically delivering the voucher to the subscriber and providing the purchaser list to the merchant. Under certain Deals arrangements, the Company is obligated to (i) provide subscriber delivery information to the merchant or (ii) deliver the products to the subscriber on behalf of the merchant; in these situations the revenue recognition criteria are satisfied when the required obligations are met.  The Company's Deal merchants assume the contractual risks, which include providing the goods or service and the risk of unsold inventory. As such, all Deals transactions are recorded at the net commission amount, which is the amount charged to the subscriber less the amount to be paid to the merchant and any applicable taxes and net of estimated refunds.
Under certain Deals arrangements, the Company pays the merchant on a redemption model, whereby the merchant is paid based on vouchers redeemed as opposed to vouchers sold. If a subscriber does not redeem a voucher under these agreements, the Company retains the entire initial purchase value of the voucher including the amount that would have been payable to the merchant if the deal had been redeemed, to the extent permitted by local laws and regulations. The Company records revenue from unredeemed vouchers, less any applicable taxes, and derecognizes the related liability only when the Company is legally released from its obligation, which the Company deems to be the later of (i) the expiration of the paid and promotional value of the voucher and (ii) final payment to the merchant to the extent permitted by local law.
Products
For Products, the revenue recognition criteria are met when the goods are shipped and title passes to the subscriber, which is the customer in a Products arrangement. Product sales represent revenue from the gross selling price of products and related shipping fees, net of promotional discounts and returns allowances. In these transactions, the Company is the primary obligor, is subject to inventory risk, and has latitude in establishing prices.
Other
The Company's Other revenues are derived primarily from advertising arrangements with third parties.  Revenue from advertising sales is recognized as advertising services are provided to the Company’s customers.
Contra-revenue
The Company makes payments through arrangements with merchants. Payments to merchants are generally recorded as contra-revenue unless the Company receives in return a specifically identifiable benefit and the fair value of such benefit is determinable and measurable. If a benefit can be identified with a determinable and measurable fair value, the payment is recorded as marketing expense up to the fair value of the benefit.
Subscriber Loyalty Programs
The Company's loyalty programs allow its subscribers to earn credits that can be redeemed for future purchases of Deals or Products. Subscriber credits are provided to existing subscribers for performing qualifying acts. A qualifying act is when a subscriber performs an action, such as providing the Company a new subscriber referral, and the subscriber is made aware of the credits prior to the performance of the action. Upon issuance of the subscriber credits following a qualifying act, the value of subscriber credits is allocated between marketing expense or contra-revenue, based upon an estimate of whether such credits will be used by a subscriber in a Deals or Products transaction. If credits are issued for a specific revenue

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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transaction, the value of the subscriber credit is recorded consistent with the underlying revenue transaction. Unredeemed subscriber credits are recorded at the Company’s ultimate cost of such credits in accrued liabilities. The cost of expired credits is reversed against the initial marketing expense or revenue amounts in the period of expiration.
The Company also issues promotional credits in subscriber acquisition and other marketing campaigns, where the recipient of the credits is not required to perform any qualifying acts. Upon redemption, the value of promotional credits is recorded as either marketing expense or contra-revenue, dependent upon how the underlying revenue transaction is recorded (Deals or Products, respectively).
Subscriber Refunds
At the time revenue is recorded, the Company records an accrual for estimated refunds primarily based on the Company's historical experience with refunds.  Refunds are recorded as a reduction of revenue.  The liability for refunds is adjusted as appropriate as actual refund activity occurs. The Company routinely evaluates its assumptions used to estimate its subscriber refund accrual based on developments in refund and expiration patterns, subscriber contract changes, and other factors.
Marketing Expenses
Marketing expenses consist primarily of subscriber acquisition costs. Marketing payroll and benefit costs, including related stock-based compensation expense, are also classified as marketing expense. The Company records these costs when incurred. For the nine months ended September 30, 2013 and 2012, advertising costs were $0.8 million and $3.8 million, respectively.
Stock-Based Compensation
Stock-based compensation is classified in the accompanying unaudited condensed consolidated statements of operations in a manner consistent with the statements of operations' classification of an employee's salary and benefits, as follows:

	Nine Months Ended
(in thousands)	September 30,
	2013	2012

Marketing expenses	$—	$1,166
Selling, general and administrative expenses	25,887	27,337
	25,887	28,503
Capitalized stock-based compensation	—	254
Total stock-based compensation	$25,887	$28,757
Recent Accounting Pronouncements
In 2013, Financial Accounting Standards Board ("FASB") issued new accounting guidance clarifying the accounting for the release of cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. This new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not anticipate that this adoption will have a significant impact on the Company’s financial position, results of operations or cash flows.

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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In 2013, FASB also issued new accounting guidance requiring disclosure of items reclassified from other comprehensive income (loss) to net income. This guidance is effective for periods beginning after December 15, 2012. The adoption of this standard did not have a significant impact on the Company's financial position, results of operations or cash flows.
3.    Intangible Assets and Goodwill
Intangible Assets
Amortization expense for definite lived intangible assets was approximately $11.3 million and $28.6 million for the nine months ended September 30, 2013 and 2012, respectively. The weighted average remaining amortization period of intangible assets is 6.3 years as of September 30, 2013.
Goodwill
Given that a significant component of goodwill is related to the Company's expected future growth, the Company closely monitors its results and projections.  If the long-term financial forecasts deteriorate and/or other indicators of impairment are present, the Company could be required to recognize impairment losses on the carrying value of the goodwill in future periods.
There were no goodwill impairment losses or measurement period adjustments during the nine months ended September 30, 2013 and 2012. The change in the carrying amount of goodwill during the nine months ended September 30, 2013 reflects the effect of changes in foreign currency exchange rates.
4.    Related Parties - relationship with LivingSocial, Inc.
LivingSocial provides certain executive office and other administrative services to the Company and allocates the fair value of such services to the Company, when material. For each of the nine month periods ended September 30, 2013 and 2012 approximately $1.6 million of strategic management costs were allocated based on the business unit's pro rata share of revenue.
As of September 30, 2013 and December 31, 2012, the Company has intercompany loans with LivingSocial to support working capital requirements, with balances of approximately $16.9 million and $21.9 million, respectively. The loans have stated terms and conditions, including stated interest rates equal to the one-year LIBOR rate plus 350 basis points compounded on a daily basis, and are expected to be collected and repaid, as appropriate, within one year. The total interest paid to LivingSocial in the nine-months ended September 30, 2013 and 2012 was $1.3 million and $0.2 million, respectively.
In connection with the Company's acquisition of TicketMonster in 2011, LivingSocial contributed 27.9 million shares of its common stock, with an estimated fair value of $195.0 million, to the Company to be used for both purchase consideration and post-acquisition compensation purposes. These shares have been reported in the Company's consolidated balance sheets as Investment in shares of Parent. In connection with the transfer of these shares and the acquisition of TicketMonster, the Company also entered into intercompany loans with LivingSocial in the amount of $167.4 million, which are reported in the Company's consolidated balance sheets as Share Capital. As a result of the final working capital adjustment, the Company repaid $0.6 million of this loan in 2012.
5.    Accrued Expenses
The Company made cash payments of approximately $2.4 million and $15.3 million in 2012 and the period ended September 30, 2013, respectively, for retention bonuses related to the 2011 TicketMonster acquisition.

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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6.    Stock-Based Compensation
The Company uses LivingSocial common stock for various forms of stock-based awards, including but not limited to stock options and restricted stock, to compensate its employees and directors for future service.
Stock Options
A summary of stock option activity during the nine months ended September 30, 2013 is presented below:

			Weighted-
		Weighted-Average Exercise Price	Average
			Remaining
			Contractual	Aggregate
	Stock Options		Life (in years)	Intrinsic Value
Outstanding at December 31, 2012	2,836,536	$0.35	9.89	$—
Granted	660,450	0.35		—
Exercised	(5,625)	0.35		—
Forfeited	(409,441)	0.35		—
Outstanding at September 30, 2013	3,081,920	$0.35	9.26	$—
Vested/Exercisable at September 30, 2013	164,284	$0.35	8.73	$—
During the nine months ended September 30, 2013, the weighted average fair value of stock options granted was $0.07. Stock-based compensation during the nine months ended September 30, 2013 and 2012 was approximately $0.1 million and $0.06 million, respectively, from stock options.
As of September 30, 2013, unrecognized stock-based compensation, net of estimated forfeitures, relating to unvested stock options was approximately $0.5 million, which is scheduled to be recognized as stock-based compensation over a weighted-average period of 2.8 years. To the extent the actual forfeiture rate is different than what the Company has anticipated compensation related to these options will be different from its expectations.
Restricted Stock
A summary of restricted stock activity during the nine months ended September 30, 2013 is presented below:

	Shares of Restricted Stock	Weighted- Average Grant Date Fair Value
Outstanding at December 31, 2012	16,457,359	$7.00
Granted	—	—
Vested	(1,110,955)	$7.00
Forfeited	(1,157,928)	$7.00
Outstanding at September 30, 2013	14,188,476	$7.00
Stock-based compensation was $25.8 million and $28.7 million during the nine months ended September 30, 2013 and 2012, respectively, related to restricted stock.
As of September 30, 2013, there was $33.9 million of unrecognized stock-based compensation related to restricted stock, which is scheduled to be recognized as compensation over a weighted-average period of 1.0 years.

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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Common Stock Valuations
Given the lack of an active public market for the Parent's common stock, the Company determined the fair value per share of the common stock underlying the stock-based awards through contemporaneous valuations as authorized by the Parent's board of directors, third-party transactions in the Parent's stock, or management's best estimate of fair value based upon recent transactions and valuations.
7.    Fair Value
Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. U.S. GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of observability of inputs used in measuring fair value.
Assets and Liabilities Measured at Fair Value on a Recurring Basis
Short-term Financial Instruments
The inputs used in measuring the fair value of cash equivalents are considered to be Level 1 in accordance with the three-tier fair value hierarchy. The fair market values are based on quoted prices in active markets at period-end supplied by the various banks and brokers that held the majority of the Company's funds.
Other Instruments
The Company has no other financial instruments or nonfinancial assets or liabilities that are measured at fair value on a recurring basis.
Assets Measured at Fair Value on a Nonrecurring Basis
The Company measures its long-lived assets, including property and equipment, goodwill and other intangible assets, at fair value on a nonrecurring basis. These assets are recognized at fair value when they are deemed to be impaired.
8.    Income Taxes
The Company accounts for income taxes using the asset and liability approach, which requires the recognition of future tax benefits or liabilities on the temporary differences between the financial reporting and tax bases of its assets and liabilities. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. For interim periods, the Company recognizes an income tax provision (benefit) based on its estimated annual effective tax rate expected for the entire year. The Company's benefit for income taxes was $8.3 million for the nine months ended September 30, 2012 and none in 2013. As of September 30, 2013 and December 31, 2012 the Company had recognized a full valuation allowance against its net deferred tax assets.
The Company also recognizes a tax benefit from uncertain tax positions only if it is "more likely than not" that the position is sustainable based on its technical merits. The Company's policy is to recognize interest and penalties on uncertain tax positions as a component of income tax expense.
9.    Commitments and Contingencies
From time to time the company is party to certain litigation or other legal proceedings arising in the ordinary course of business.  Because of the uncertainties inherent in litigation, the company cannot predict the outcome of such litigation or other legal proceedings; however, the company believes that none of these matters are probable or estimable at this time. Accordingly, the Company has not recorded an accrual for any possible losses in its financial statements.

LivingSocial Korea, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
For the nine months ended September 30, 2013 and 2012
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10.    Subsequent Events
The Company has performed an evaluation of subsequent events through the date the accompanying financial statements were available and issued.
During November 2013, the Company entered into a definitive agreement to sell its Korean subsidiaries to an affiliate of Groupon, Inc. for $260 million in cash and stock. The agreement is for at least $100 million in cash and up to $160 million in the Class A common stock of Groupon, Inc., with the final cash and stock allocation to be determined prior to close.
The transaction is expected to close in January 2014, subject to customary closing conditions. As part of the transaction, all shares of LivingSocial common stock that were to be earned by and distributed to TicketMonster employees pursuant to the Company's 2011 acquisition of TicketMonster will be distributed at closing, and all outstanding options to acquire LivingSocial's common stock held by TicketMonster employees will terminate. Additionally, in conjunction with the transaction, LivingSocial will purchase from the Company 100% of its Malaysian subsidiary.